Exhibit 99.1

dear fellow unitholders

At the risk of sounding overly optimistic, the world feels quite different than it did a year ago. While the U.S. housing market remains mired in structural challenges associated with high unemployment, a growing inventory of foreclosed properties, and continued lending constraints, the cover photo speaks loudly to a significant driver in an improved log market outlook. A year ago, we were coming off of an extraordinarily challenging year with a 20-year low in company revenue and failure to generate a profit for only the third time in our company’s history. Looking forward from that year-ago vantage point, we anticipated that 2010 looked at best marginally better than the prior year as our national economy seemed to have hit the recession’s bottom. We adopted a cautious operating posture for 2010 and planned to harvest 32 million board feet (MMBF) of logs in 2010, a level similar to 2009 and well below what we could sustainably harvest.

Largely on the strength of a resurgent demand from China for both logs and lumber, which I will speak to in more detail in this letter, we were able to relax a portion of our self-imposed harvest deferral and sell 53 MMBF of logs during the year. In concert with a $2.4 million conservation easement sale, this uptick in demand allowed us to enjoy better-than-expected 2010 results. Our revenue climbed to $31 million and our net income attributable to unitholders was $2.0 million, or $0.43 per diluted ownership unit. While well below our pre-recession performance levels, these results nevertheless represented a meaningful improvement over the prior two years.

Just as we are encouraged by our improved financial performance in 2010, we are even more excited about some of the accomplishments of this past year that will bear fruit down the road. These include placement of the final $58 million of capital from our second timber fund, preliminary plat approval for 824 residential lots at our Gig Harbor project, and completion of our long-term debt restructuring. I will touch on each of these important milestones in more detail below. I will also discuss the surge in demand for wood products from China, our projected future harvest levels, our focus on pursuing conservation easements during the current real estate downturn, various capital allocation decisions, and a new incentive compensation system adopted this past year.

Timber Fund Business Completes Placement of Fund II Capital

In early 2009, we completed the final closing of ORM Timber Fund II (Fund II), an $84 million private equity fund specializing in direct timberland investments in the Pacific Northwest. As with our first timber fund, Pope Resources has a 20% co-investment stake in Fund II. As challenging as it was to raise this fund during the depths of the financial crisis, it has been equally exciting to have committed capital at our disposal over the past few years.

With log and lumber markets in distress as a result of depressed housing starts over the past few years, we noted three important changes to timberland markets. First, more lands were being put up for sale as companies were liquidating timberland holdings to help them weather the economic downturn. In these offerings, we also saw a heavier mix of properties with merchantable timber, as many companies were opting to sell such lands rather than harvesting into a soft log market. Finally, we saw the emergence of more negotiated sale opportunities as many potential sellers were reluctant to have failed auctions become public knowledge. With Fund II’s committed capital ready to be deployed, we were in a position to participate in many of these privately negotiated sales. Starting in 2008, when we began placing bids on properties for Fund II, through the second half of 2010, we submitted 20 bids on timberland properties that totaled 160,000 acres valued at $316 million. Our bids averaged 25% below the successful transaction price for those properties that actually sold, underscoring our disciplined approach to property due diligence and valuation.

We were ultimately successful in buying four tree farms totaling 37,000 acres, with two closings in the fourth quarter of 2009 and two more in the third quarter of 2010. Three of these tree farms are located in northwest Oregon and one in southwest Washington. Our success in landing these properties was due in no small part to our outreach program toward potential sellers. Collectively, we bought these properties for $92 million, with an average purchase price of $2,486 per acre. Fund II has an $11 million timber mortgage, which translates to a modest 12% loan to value ratio. This mortgage is interest-only for the 10-year term of the loan and carries an interest rate of 4.85%, which we believe provides us with ample operating flexibility going forward.

These Fund II properties on average are older than our other tree farms, with 45% of the productive acres aged 35 and older. These older age classes are heavily stocked with 270 MMBF of merchantable timber and, depending on the recovery in log market demand over the next few years, are expected to add between 20 MMBF and 30 MMBF of annual harvest volume over the next decade. When we acquired the first two properties for Fund II in 2009, our underwriting assumptions did not call for the harvest of any volume until 2012, but 2010’s stronger-than-expected market recovery allowed us to begin harvesting well ahead of schedule. This in turn facilitated cash distributions to investors of 1.3% and 3.0% of total paid-in capital in the fourth quarter of 2010 and first quarter of 2011, respectively.

We are excited to have this Fund II capital placed and look forward to adding value to these assets. We believe these tree farms will make solid contributions to our cash flow generation over the next decade, for both our outside investors and Pope Resources. We are busy working on our next timber fund offering and hope to close it during 2011.

Gig Harbor Preliminary Plat Approval and Long-term Development Agreement

We have described in prior versions of this letter the ongoing entitlement efforts related to our 251-acre mixed use development project in Gig Harbor, Washington, a suburb of Tacoma. This project, which we refer to as Harbor Hill, is the most valuable asset within our Real Estate portfolio. In addition to 200 acres of land zoned for multi- and single-family residential development, it contains a 16-acre retail site and 35 acres of business park lots.

In late 2008, we submitted a preliminary plat application for the 200-acre residential portion of Harbor Hill. Since that time, we have worked with the City of Gig Harbor to complete this important entitlement. In December 2010 we entered into a 20-year development agreement with the City of Gig Harbor, which formed the foundation for the subsequent preliminary plat approval received in January 2011. The preliminary plat approval allows for the development of 554 single-family lots and 270 multi-family units on this project. The development agreement protects the preliminary plat approval for a period of 20 years and also reserves on behalf of the project’s 824 residential units a sufficient capacity for needed domestic water supply, sanitary sewer, and traffic trips. Additionally, in exchange for the dedication of a seven-acre parcel of land for City park purposes, park impact fees will be waived for all residential units.

The development agreement and subsequent preliminary plat approval are significant milestones for the Harbor Hill project. Our strategy on this project has been to bring amenities to the residential portion of the project ahead of the actual sales of residential lots. This has included the sale and subsequent construction of a regional YMCA as well as a Costco Wholesale store and neighboring retail pads. These sales, in addition to bringing needed amenities to the project, have paid for significant infrastructure investments that will also benefit the remaining commercial, business park, and residential portions of the project. We also believe this strategy will help Harbor Hill compete favorably against other large residential projects in Puget Sound, as evidenced by the strong interest we’ve seen from a number of merchant homebuilders and apartment building developers all through the recent economic downturn. With the key residential entitlements now completed, we hope to be able to begin residential sales within the next few years from this project.

Completion of Long-term Debt Restructuring

In 2010, we completed the second phase of a restructuring of all of our long-term debt, an important goal we set for ourselves during the recession. We had two timber mortgages set to mature in April 2011. As each mortgage had an expensive make-whole premium, we needed to complete this debt restructuring toward the end of their respective loan terms. In 2009, we refinanced a $9.8 million timber mortgage and in 2010 we refinanced another $20 million timber mortgage. These new mortgages include financed make-whole premiums related to early extinguishment of the prior mortgages of $1.1 million and $1.2 million, respectively, in 2009 and 2010. Together, these refinancings represent a substantial trading down of our weighted average interest rate from 8.2% in mid-2009 to 5.6% at present and a correspondingly significant annual savings in interest expense. In addition, we have also laddered our debt maturities so that we do not have the same sort of concentrated refinancing risk at any single point in time in the future. Our maturities are a mix of four, six, eight, and 14 years from now, with greater flexibility to pay them down earlier than was the case with our former timber mortgages. Finally, the new timber mortgages are interest-only in their debt service, thus preserving cash and providing for greater operating flexibility going forward. While this debt restructuring was a drag on earnings in both 2009 and 2010 because of the make-whole premiums, they did not affect cash flow due to rolling each into replacement financings. We are very pleased to have this new debt structure in place.

Surge in Demand from China

Much has been written recently concerning the rising volumes of both log and lumber exports to China from the U.S. Pacific Northwest and British Columbia. The impetus behind much of this increased flow of logs and lumber was a 2007 log export tariff of 25% imposed by Russia. This export tariff was put in place to encourage investment in forest products manufacturing capacity and job growth in Russia. In response to this tariff, manufacturing capacity in China shifted away from the Sino-Russian border and more to China’s coastal regions, which resulted in large disruptions to log flows throughout Asia over the past few years.

Early beneficiaries of this shift in log exports to China were timberland owners in New Zealand, which had been primarily supplying logs to Korea. With surging demand from China, producers in New Zealand increased overall export volumes with a correspondingly significant market share shift from Korea to China. Log buyers in Korea, in turn, shifted to other markets for their supply. The U.S. Pacific Northwest experienced a significant increase in log exports to Korea in 2008 as a result of these market dynamics. Beginning in 2009, logs started flowing from the U.S. Pacific Northwest to China for the first time in a number of years.

With Chinese GDP growth of 10% in 2010, the volume of softwood log imports increased by 20% over 2009. However, log imports from Russia, its largest supplier, actually decreased by 5% and their market share declined from 73% to 58%. With a surging Chinese economy and weak U.S. housing starts, significant log flows were diverted to China from the U.S. Pacific Northwest and British Columbia. The U.S. Pacific Northwest saw its market share of Chinese softwood log imports jump from 4% to 12%, while British Columbia increased its market share from 2% to 7%.

Unlike Japan, China uses much of its log and lumber imports for lower valued uses such as concrete forms and wood pallets. They also have fairly large furniture and flooring industries, but do not use as much wood for building homes as we are accustomed to seeing in North America. As such, China competes for lower quality logs and lumber compared to Japan and is buying wood that would otherwise ultimately flow to the U.S. housing market. So China’s imports of logs and lumber represent an important relief valve for U.S. timberland owners and forest products manufacturers who have suffered from reduced demand associated with anemic U.S. housing starts.

Most log exports from the U.S. Pacific Northwest are shipped in breakbulk form, where the logs are loaded directly into a ship’s hold and onto its top deck, as opposed to containerized shipments. Breakbulk volumes from Washington and Oregon to China increased nearly nine-fold, from 41 MMBF in 2009 to 351 MMBF in 2010, a level not seen since the early 1990s. In addition, breakbulk volumes to Korea nearly tripled, increasing from 22 MMBF in 2009 to 60 MMBF in 2010. While Japan remained the largest export log market in 2010, volume growth to Japan was relatively flat with volumes up by a modest 4%, from 379 MMBF in 2009 to 392 MMBF in 2010. Overall breakbulk export log volumes from Washington and Oregon to Asia nearly doubled in 2010, increasing from 442 MMBF in 2009 to 804 MMBF in 2010. This represents the highest level of log exports since 2000. As a result of this volume increase and the opening up of the Chinese market, logs were exported from two U.S. ports that had not shipped export logs since 2000 and a third port that had not shipped export logs since 2005. The cover photo of this annual report depicts a breakbulk shipment of logs being loaded for delivery to Korea out of one of these ports in Astoria, Oregon.

British Columbia experienced an even stronger growth rate in its log export shipments. Overall breakbulk export log volumes to Asia increased 152%, from 235 MMBF in 2009 to 591 MMBF in 2010. Export log volumes to China increased from just 14 MMBF in 2009 to 181 MMBF in 2010, while exports to Korea nearly tripled, from 53 MMBF in 2009 to 132 MMBF in 2010. Finally, export volumes to Japan increased 66%, from 168 MMBF in 2009 to 278 MMBF in 2010.

Just as important as the increasing log flows to China was the emergence of significant volumes of lumber imports by China. Its softwood lumber imports increased 49% in 2010 based on both the strong GDP growth and the decline in Russian log imports. While Russia remains the largest supplier of lumber to China with a 30% market share, and increased their lumber shipments by 40% in 2010, their market share declined slightly from 2009. Canada, led by British Columbia, increased its share of the Chinese softwood lumber import market to 27% as exports grew by 76%. Much of this Canadian lumber export volume, estimated at 2.85 billion board feet, was a byproduct of harvesting dead and dying timber impacted by the mountain pine beetle epidemic. This allowed producers in British Columbia to utilize manufacturing capacity that would otherwise have remained idled as a result of the low level of U.S. housing starts. As these trends continue, Canada is expected by many to surpass Russia as the largest supplier of export lumber to China in 2011.

In 2010, the U.S. saw a 54% increase in lumber exports to China, estimated at nearly one billion board feet. The growth in U.S. lumber exports to China was an important development for us as many of our sawmill customers began shipping significant volumes of lumber to China. This in turn allowed them to pay more for logs and compete directly with brokers shipping logs to China. We would not have seen the same degree of log price appreciation in 2010, especially in light of anemic U.S. housing starts, were it not for the fact that we experienced increases in both log and lumber shipments to China from the U.S. Pacific Northwest.

As we look at 2011, we expect many of these trends to continue, and are optimistic regarding their impact on log and lumber markets generally and on our company specifically. China’s economy is continuing to grow and analysts believe China is only able to supply approximately 60% of its wood products needs internally. China will continue to be heavily dependent on log and lumber imports and we see many of the changes in the supply dynamics as structural, not temporary shifts, all of which bodes well for log and lumber exports from the U.S. Pacific Northwest and British Columbia. We are fortunate in that 90% of our Fee Timber holdings are directly tributary to ports that are active in the existing log export trade, so we expect to continue to benefit from this increased export log demand.

Harvest Level Going Forward

In response to positive market dynamics, we ended up harvesting 53 MMBF in 2010, 42 MMBF from the company’s owned lands and the remaining 11 MMBF from our timber funds’ tree farms. While this represents a significant increase from the 32 MMBF harvested in 2009, it is still well below our sustainable harvest level of 70 MMBF. With harvest deferrals that began in 2008, we ended 2010 with a cumulative harvest deferral of 50 MMBF, with 27 MMBF from the company’s owned lands and 23 MMBF from our timber fund properties. This harvest deferral represents 71% of our annual sustainable harvest level of 70 MMBF.

Given strong log market conditions entering 2011, we expect to harvest more volume in 2011 than last year, but have not yet determined the extent of the increase. With U.S. housing starts still limping along at historically low levels, we recognize that our harvest posture will have to remain flexible going forward. Right now our optimism with regard to 2011 harvest levels is based on expectations of continued strength in export log demand, particularly from China, coupled with the indirect impact of increased lumber exports to China.

With the recent tragic earthquake and tsunami in Japan, we anticipate a positive longer term impact to the Japanese log export market, but expect this may take some time to commence. There will likely be some short-term reductions in shipments to Japan as that country struggles to get power grids back on line, port infrastructure up and running, and damaged wood products manufacturing capacity repaired.

From an operational perspective, we will work hard to remain nimble going forward, which means a continued emphasis on obtaining permits for harvest units well ahead of time. This will provide us with the flexibility to capitalize on changing market conditions by switching out different harvest units to take advantage of pricing differentials among different species or regional markets.

If log markets continue to gradually improve, we expect to discontinue any further harvest deferrals and begin to chip away at our 50 MMBF of harvest deferral volume. We expect that this incremental harvest volume will be metered in over a three- to five-year period provided log markets continue to improve. Harvest levels from the timber funds will likely see a disproportionate amount of this increase based on both deferrals and the fact that some of these acquired tree farms contain a disproportionately large number of acres stocked with currently merchantable timber.

Pursuit of Conservation Easement Sales During Real Estate Downturn

The market for land remains in an extremely depressed state with many transactions in raw and developed lots coming from bank foreclosures. Notwithstanding the grim market for land that we are currently experiencing, our focus remains on adding value through attaining entitlements for our various real estate projects. The entitlement process represents a long-term investment that looks through the ups and downs of the business cycle. Once the market begins to absorb the current glut of foreclosed properties and employment levels and bank lending improve, we believe markets for raw land will improve as well. We continue to believe there will be a shortage of permitted lots at that juncture and are preparing to meet that anticipated demand. Our master planned developments in Gig Harbor and Kingston, which now have a combined preliminary plat approval on 1,575 residential lots, are prime examples of efforts focused on the downstream recovery in local real estate markets.

As an important alternative to residential land sales, we have had success over the past decade pursuing conservation-related sales that preserve lands for recreational, wildlife management, watershed protection, or other public benefits. Conservation sales take the form of either granting an easement where we forego future development opportunities in order to preserve working forests, or the outright sale of the property in fee simple terms. When we grant a conservation easement, we nearly always retain the right to harvest timber and otherwise continue to operate the newly encumbered properties as industrial timberlands. Since 2004, we have realized $14.6 million on conservation related sales. Over this time frame, we closed on $5.7 million of fee simple conservation sales that totaled nearly 1,400 acres, at an average price of $4,085 per acre. The remaining $9.0 million in sales, all since 2008, were for conservation easements encumbering 17,300 acres at an average price of $517 per acre.

In 2010, we closed on a $2.4 million conservation easement sale on nearly 6,900 acres south of the Swift Reservoir in southwest Washington. The easement, funded by the federal Forest Legacy program, will restrict future development on the property while allowing for the continued growth and harvest of timber. This conservation easement sale represented the culmination of several years of coordinated effort with Skamania County, the Columbia Land Trust, and the Washington State Department of Natural Resources. Several years ago the parties to this sale began working together on a joint vision for a 24,000-acre subset of our Columbia tree farm near the Swift Reservoir. This joint vision calls for putting a total of 20,000 acres into various conservation programs, while allowing for development on the remaining 4,000 acres. The parties have applied for a number of federal grants with the intent of additional closings in the years ahead.

Our success in securing funding for conservation easement sales is based on a number of factors, including having properties adjacent to public lands where the threat to development is a concern among a number of stakeholders. We have also worked hard to develop relationships with key individuals in local government, conservation organizations, and funding agencies. We recognize that funding for conservation transactions is in jeopardy based on economic conditions and further recognize that more parties than ever are competing for the limited supply of conservation funding. So while we may have enjoyed success in this arena, we recognize there are no guarantees going forward.

Capital Allocation

In connection with Fund II’s 2010 timberland acquisitions, which totaled more than 25,000 acres, Pope Resources contributed a total of $9.7 million of co-investment capital. In concert with the $7.0 million of co-investment capital contributed in 2009 for Fund II’s purchase of two tree farms in Oregon, our total co-investment for Fund II stands at $16.7 million of contributed capital, or 20% of the total contributed capital. The drawdown period ended for Fund II in March 2011 with 99% of the committed capital placed in four separate transactions. We are excited about the addition of these lands, which total 37,000 acres and include 270 MMBF of merchantable timber inventory (35+ years old). We expect these lands to contribute meaningful harvest and cash flow over the next decade as we capitalize on what are expected to be improving market conditions.

After undertaking significant harvest deferrals beginning in 2008, we cut our quarterly distribution by a total of 75% during 2009, from $0.40 per quarter at the end of 2008 to $0.10 per quarter at the end of 2009. We intentionally erred on the side of being conservative given the uncertainty surrounding the duration of the recession and our desire to conserve cash rather than being put in a position of having to either sell land or increase harvest volumes to meet our quarterly distribution. As we began to relax our harvest deferrals in mid-2010 in response to the increased demand from China, we had more confidence in our future cash flow generation and, as such, increased our quarterly distribution 150% to $0.25 beginning in the third quarter of 2010.

In 2010, we started using a new metric, adjusted cash available for distribution (ACAD), in our internal discussions regarding our quarterly distribution level. We define ACAD as cash flow from operations plus financed debt extinguishment costs, less maintenance capital expenditures and required principal payments on debt. As our ownership in the two timber funds is 20% of the total capital in those funds, we only include 20% of the ACAD from the funds in our overall ACAD calculation. This assumes that free cash flow from the timber funds is being distributed to fund investors, including Pope Resources. We do not have a target distribution as a percent of ACAD, but note that for 2010 our payout as a percent of ACAD was 42%. So while we increased our quarterly distribution 150% in the third quarter of 2010, we are still comfortably below the level of distributable cash as determined by the ACAD measure. We have further confidence in our ability to maintain our quarterly distribution level based on the assumption that we are entering a period of higher harvest levels and log prices based on stronger export markets and gradual improvement in domestic housing starts.

In the last week of 2010, we capitalized on a rare opportunity to repurchase a large block of our units, representing 7.2% of total units outstanding. We were successful in buying, and then retiring, this 334,340-unit block of POPE units at a price of $35.50 per unit, which represented a slight discount to the market price at that time. We used $2.3 million of cash on hand and tapped our $20 million line of credit for the remaining $9.6 million needed to finance the repurchase of these units. With higher harvest levels and log prices anticipated in 2011, we expect to be in a position to pay down the line of credit borrowing through normal operating activities over the next year or two. We will also consider applying land sales proceeds to the line of credit debt, and/or terming out a portion of the line of credit borrowing as part of our long-term debt. As of the end of the 2011’s first quarter, we expect to have repaid nearly half of the amount borrowed through operating cash flows.

At today’s distribution payout rate, the “saved” distributions on the repurchased units will be greater than the incremental borrowing cost on the line of credit, thus providing a small annual net cash flow benefit. Although resulting in additional interest expense, the buyback will also be slightly accretive to per-unit earnings when taking into account the lower denominator by which earnings will be calculated on a per-unit basis.

Including this large block repurchase, and dating back to late 2007 when we first initiated a unit repurchase program, we have spent a total of $19.4 million to buy back and retire a total of 589,000 units, or 12.5% of our total units then outstanding. Over this three-year buyback period, our average repurchase cost was just under $33 per unit. Given the deep discount to net asset value that our unit price represents, we continue to view unit repurchases as one of our best uses of capital. At the current unit price, and depending on the valuation treatment of our real estate portfolio, the implied value of our timberland is between $1,300/acre (if the real estate portfolio is valued at twice its book value) and $1,700/acre (if the real estate portfolio is treated the same as the rest of our timberland portfolio). Either of these per-acre amounts represents a substantial discount to market prices of commercial timberland in Washington and Oregon. As described above, there is also the additional benefit of foregone distributions “saved” by repurchasing units.

New Incentive Compensation Program

In the third quarter of 2010, our Board’s Human Resources Committee approved a new incentive compensation program for the company’s management team. This new incentive compensation program is designed to reward decisions that add to long-term value and to improve alignment with our unitholders. It consists of a performance-based annual restricted unit plan and a three-year incentive compensation plan linked to the total shareholder return of POPE compared with 23 “peer” companies in the forest products sector and several related industries. This new incentive compensation program is described in more detail in our 2010 Form 10-K. We are pleased to unveil this new incentive compensation program and believe it will further enhance our focus on long-term value-adding decisions. I am proud of our management team’s direct ownership of nearly 5% of the Partnership’s units and believe this new incentive compensation system will further build upon the alignment of interests between management and POPE unitholders.

POPE Celebrates 25th Anniversary

December 2010 marked the 25th anniversary of the spinoff of Pope Resources by Pope & Talbot, Inc. It is worth noting that the company was spawned in the depths of one of the worst cycles for logs and lumber seen in the last 40 years, and in 2010 we were just coming out of a cyclical downturn that rivaled that of the early 1980s. In 1985 we were one of the first timber master limited partnerships, and now find ourselves the last one still standing after a handful have come and gone either due to bankruptcy, asset reversion to corporate sponsors, or conversion to REIT status. Notwithstanding that most publicly traded timber is under a REIT governance structure, we still like the tax efficiency of holding timber inside a partnership vehicle.

The business of managing timberland portfolios and attracting investment capital to this asset class has been a recent evolution in our business strategy. As an organization we have ramped up our sophistication to deal with ever-increasing complexity of rules and regulations that govern both our timber and real estate development worlds. Our fund business has allowed us to leverage this expertise across additional assets without increasing leverage or diluting existing owners through the issuance of additional equity. We are a much less insular company today as a result of cultivating the capability to make the case for investing in the timber asset class to professional investors, a thesis that gets tested and re-tested in this dynamic market environment.

There was a time in our brief history that homebuilding played a significant role in our real estate operations. Since 2001, we have moved away from homebuilding and positioned our real estate efforts solely on the land development side. Successful land development requires a team that is focused on opportunities to maximize the value of land by working closely with the local community and government officials. These same skills have proven essential for attracting conservation dollars to our properties where the sale of a conservation easement provides benefits both to the community and to us as the landowner.

As we enter the next 25 years, I am confident that the company is on a solid foundation to meet the unpredictable challenges that will undoubtedly come our way. I thank our Board, management team, and employees for staying focused on how to add value during this downturn so that we are poised to capitalize on the better times that lie ahead. Finally, I am grateful for the support of our unitholders and always welcome your feedback and questions.

David L. Nunes
President and CEO
March 15, 2011